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                       CONSENT OF THE INDEPENDENT AUDITORS

The Board of Directors
Commercial Capital Bancorp, Inc.

We consent to the use of our report on the consolidated financial statements of Commercial Capital Bancorp, Inc. and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001, included in the Registration Statement (No. 333-99631) on Form S-1 of Commercial Capital Bancorp, Inc. (the "Registration Statement"), and to the reference to our firm under the heading "Experts" in the Registration Statement.



/s/ KPMG LLP


Los Angeles, California
November 27, 2002